Exhibit 23.0

Consent of Wolf & Company, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-135692 and 333-145773 on Form S-8 of our report dated March 19, 2009 relating to the consolidated financial statements of Newport Bancorp, Inc. and subsidiary as of December 31, 2008 and 2007 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March  25, 2009